EXHIBIT 99.1

ACCO BRANDS CORPORATION LAUNCHES CASH TENDER OFFER
AND CONSENT SOLICITATION FOR ITS OUTSTANDING
SENIOR SECURED NOTES DUE 2015

LINCOLNSHIRE, ILLINOIS (April 16, 2012) – ACCO Brands Corporation (NYSE:ABD), a world leader in branded office products, announced today that it has commenced a cash tender offer to purchase any and all of its outstanding $425.1 million aggregate principal amount of 10.625% senior secured notes due 2015 (CUSIP No. 00081TAD0) (the “Senior Notes”).  In conjunction with the tender offer, ACCO Brands also is soliciting consents to proposed amendments to the indenture governing the Senior Notes.  The tender offer and consent solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement dated April 16, 2012 and a related Consent and Letter of Transmittal.  The tender offer will expire at 11:59 p.m., New York City time, on May 11, 2012, unless extended or earlier terminated by ACCO Brands in its sole discretion (the “Expiration Time”).

The tender offer and consent solicitation are being conducted in connection with the pending acquisition by ACCO Brands of the Consumer and Office Products business of MeadWestvaco Corporation (the “Merger”).  ACCO Brands recently announced that it had entered into a new $1,020 million senior secured credit facility on March 26, 2012 (the “New Credit Facility”) pursuant to which it proposes to refinance a substantial portion of its currently outstanding indebtedness, including the Senior Notes.

Holders who validly tender their Senior Notes and provide their consents to the proposed amendments to the indenture governing the Senior Notes prior to the consent payment deadline of 5:00 p.m., New York City time, on April 24, 2012, unless extended or earlier terminated by ACCO Brands in its sole discretion (the “Consent Deadline”), will receive $1,090.45 per $1,000 principal amount of the Senior Notes (which amount includes a consent payment of $10.00 per $1,000 principal amount of the Senior Notes), plus any accrued and unpaid interest on the Senior Notes up to, but not including, the payment date for the Senior Notes.  A holder cannot deliver a consent without tendering its corresponding Senior Notes or tender its Senior Notes without delivering a corresponding consent.  The primary purpose of the consent solicitation is to eliminate substantially all of the restrictive covenants and certain events of default and related provisions contained in the indenture governing the Senior Notes and to release all liens on the collateral securing the Senior Notes.  Adoption of the proposed amendments could have adverse consequences upon non-tendering holders of the Senior Notes because Senior Notes that remain outstanding after consummation of the tender offer will not be entitled to the benefits of the restrictive covenants or the event-of-default and related provisions of the indenture.

Holders who validly tender their Senior Notes after the Consent Deadline, but on or prior to the Expiration Time, will receive $1,080.45 per $1,000 principal amount of the Senior Notes, plus any accrued and unpaid interest on the Senior Notes up to, but not including, the final payment date for the Senior Notes.  Holders of Senior Notes tendered after the Consent Deadline will not receive a consent payment.

Tendered Senior Notes may be withdrawn and the related consents may be revoked prior to the Consent Deadline, but not thereafter, and ACCO Brands may extend the Consent Deadline without reinstating or extending withdrawal rights unless required by applicable law.  Following the Consent Deadline, and upon receipt of requisite consents, ACCO Brands will execute a supplemental indenture to effect the proposed amendments.

The initial settlement date for the tender offer will be after both the Consent Deadline and the satisfaction or waiver of the conditions to consummation of the tender offer and the consent solicitation described below, and is expected to occur on or about Monday, April 30, 2012.  The final settlement date for the tender offer will be promptly after the Expiration Time.

The tender offer and consent solicitation are conditioned upon (i) receipt of funds under the New Credit Facility in an amount sufficient to, among other things, purchase all outstanding Notes; (ii) the execution and delivery of the supplemental indenture to effect the proposed amendments, which include a lien release; (iii) the closing of the Merger; and (iv) certain general conditions.  The exact terms and conditions of the tender offer and consent solicitation are specified in, and qualified in their entirety by, the Offer to Purchase and Consent Solicitation Statement and related materials that are being distributed to holders of the Senior Notes.

ACCO Brands has retained Barclays to serve as the Dealer Manager and Solicitation Agent for the tender offer.  Questions regarding the tender offer may be directed to Barclays at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).  Requests for documents may be directed to D.F. King & Co., Inc., the Information Agent and Tender Agent for the tender offer, and banks and brokers can call collect at (212) 269-5550; all others can call toll-free at (800) 290-6427.

Neither ACCO Brands, nor any member of its Board of Directors, nor the Dealer Manager nor the Information Agent and Tender Agent is making any recommendation to holders of the Senior Notes as to whether to tender or refrain from tendering their Senior Notes into the tender offer. Holders must decide whether they will tender in the offer and, if so, how many Senior Notes they will tender.

This press release is not an offer to purchase or a solicitation of consents, which may be made only pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and related materials and in accordance with applicable securities laws.

Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties are made as of the date hereof, and ACCO Brands assumes no obligation to update them.  This release contains forward-looking statements with respect to the cash tender offer and the Merger, including but not limited to statements regarding expectations as to the timing of certain events to occur as part of the tender offer and the completion of the Merger, as well as other statements relating to the tender offer and the Merger that are not historical facts.  Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to, risks associated with ACCO Brands’ ability to satisfy the conditions of the tender offer and the length of time that may be necessary to consummate the tender offer, as well as risks associated generally with the transactions contemplated by the proposed Merger, which are discussed more fully in the proxy statement/prospectus included in the registration statement on Form S-4 that ACCO Brands filed with the United States Securities and Exchange Commission (“SEC”) on March 22, 2012 (the “Registration Statement”) in connection with the proposed Merger.

Additional Information

In connection with the proposed Merger, the Registration Statement has been declared effective by the SEC. This Registration Statement includes a proxy statement/prospectus of ACCO Brands that has been mailed to the shareholders of ACCO Brands. Shareholders are urged to read the proxy statement/prospectus and any other relevant documents, because they contain important information about ACCO Brands and the Merger.  The proxy statement/prospectus and other documents relating to the Merger can be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement/prospectus and other documents can also be obtained free of charge from ACCO Brands upon written request to ACCO Brands Corporation, Investor Relations, 300 Tower Parkway, Lincolnshire, Illinois 60069, or by calling (847) 484-3020.

This communication is not a solicitation of a proxy from any security holder of ACCO Brands. However, ACCO Brands and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed Merger under the rules of the SEC.  Information about the directors and executive officers of ACCO Brands may be found in its 2011 Annual Report on Form 10-K filed with the SEC on February 23, 2012, as amended, and its definitive proxy statement relating to its 2012 Annual Meeting of Shareholders filed with the SEC on March 30, 2012.

For further information:

Rich Nelson                                                 Jennifer Rice

Media Relations                                           Investor Relations

(847) 484-3030                                           (847) 484-3020